UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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HCSB Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HCSB FINANCIAL CORPORATION:
5201 Broad Street
Loris, South Carolina 29569

Notice of Annual Meeting of Shareholders

To Our Shareholders:

      You are cordially invited to attend the 2007 Annual Meeting of Shareholders of HCSB Financial Corporation the holding company for Horry County State Bank. This letter serves as your official notice that the annual meeting will be held on April 26, 2007 at 7:00 p.m. at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, for the following purposes:

1.               To elect four members to the Board of Directors;

2.               To transact any other business that may properly come before the meeting or any adjournment of the meeting.

      Shareholders owning our common stock at the close of business on March 1, 2007 are entitled to attend and vote at the meeting.  A complete list of shareholders will be available at the Company’s offices prior to the meeting.   At the meeting, we will report on our performance in 2006 and answer your questions.  We are excited about our accomplishments in 2006 and look forward to discussing both our accomplishments and our plans with you.  We hope that you can attend the meeting and look forward to seeing you there.

      Please use this opportunity to take part in affairs of your Company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

/s/ James R. Clarkson

James R. Clarkson
President and Chief Executive Officer

Loris, South Carolina
March 26, 2007

HCSB FINANCIAL CORPORATION
5201 Broad Street
Loris, South Carolina 29569

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 26, 2007

      Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

VOTING INFORMATION

      The Board set March 1, 2007 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote.  There were 3,571,306 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exist.

      Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your brokerage or nominee, which is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares.  Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

      When you sign the proxy card you appoint Franklin C. Blanton and Russell R. Burgess, Jr. as your representatives at the meeting.  Mr. Blanton and Mr. Burgess will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Mr. Blanton and Mr. Burgess will vote your proxy for the election to the Board of Directors of all nominees listed below under “Election of Directors.”  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Mr. Blanton and Mr. Burgess will vote your proxy on such matters in accordance with their judgment.

      You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or voting in person at the meeting.  Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposal for which the broker has no discretionary voting authority.  In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

      We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders.  Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are distributing this proxy statement on or about March 26, 2007.

PROPOSAL NO 1:  ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting.  The current terms of the Class II directors will expire at the meeting.  The terms of the Class III directors will expire at the 2008 Annual Shareholders Meeting.  The terms of the Class I directors will expire at the 2009 Annual Shareholders Meeting.  Our directors and their classes are:

Class I	Class II	Class III
D. Singleton Bailey	William H. Caines	Johnny C. Allen
Franklin C. Blanton	James R. Clarkson	Clay D. Brittain, III
T. Freddie Moore	J. Lavelle Coleman	Russell R. Burgess, Jr.
Carroll D. Padgett, Jr.	Boyd R. Ford, Jr.	Larry G. Floyd
	Randy B. Hardee	Tommie W. Grainger
Gwyn G. McCutchen, D.D.S.

Because he has reached the mandatory retirement age in our bylaws, Mr. William H. Caines will not stand for reelection to the Board of Directors at the meeting.  The Board of Directors is reducing the size of the board to sixteen members, including four Class II directors, to reflect Mr. Caines’ retirement.  One Class I board seat and one Class II board seat will remain vacant until our Nominating Committee identifies candidates for either or both of the seats and any such candidate is appointed or elected to the Board of Directors.  We ask you to join us in recognizing Mr. Caines for his service to our bank.

Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2010 Annual Meeting of Shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the four nominees receiving the highest number of votes will be elected.

      The Board of Directors recommends that you elect James R. Clarkson, J. Lavelle Coleman, Boyd R. Ford, Jr. and Randy B. Hardee.

If you submit a proxy but do not specify how you would like to be voted, Mr. Blanton and Mr. Burgess will vote your proxy to elect Mr. Clarkson, Mr. Coleman, Mr. Ford and Mr. Hardee.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Blanton and Mr. Burgess will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees:

James R. Clarkson, 55, has served as President, Chief Executive Officer and director of the Company since its formation in 1999 and of the Bank since 1987.  He received his B. A. degree in Economics from Clemson University in 1973.  He is a 1985 graduate of the Graduate School of Banking at Louisiana State University, where he presently serves on the faculty.  Mr. Clarkson is also an instructor and a course coordinator for the South Carolina Bankers School and past chairman of the school.  He presently serves as a director of Horry Telephone Cooperative, Inc., and a member of the Loris Healthcare System’s Strategic Planning Committee.

J. Lavelle Coleman, 67, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Mr. Coleman is retired from Tabor City Oil Co., Inc. in Tabor City, N.C.  He attended East Carolina University.

Boyd R. Ford, Jr., 67, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  He received his B.S. degree in Business Administration from the University of South Carolina in 1962.  Mr. Ford is retired from Ford Fuel Services, Inc. and Ford’s Propane Gas, Inc. in Loris, S.C.

Randy B. Hardee, 49, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  He received his B.S. degree in Accounting from Clemson University in 1979.  Mr. Hardee is an accounting practitioner and has been the President of Hardee Business Services, P.C. in Loris, S.C. since 1981.

      Set forth below is also information about each of the Company’s other directors and each of its executive officers.  Each of the following directors is also a director of our bank.

Michael S. Addy, 55, has been President of Addy’s Harbor Dodge, Inc. and MSA, Inc. in Myrtle Beach, S.C., since 1990, and is Managing Member of Addy’s Limited Liability Company.  Mr. Addy received his B.S. degree in Business Administration from the University of South Carolina in 1973.  He is a member of the Myrtle Beach Sertoma Club and serves as the Treasurer of the Carolina Dodge Dealers Advertising Association.      Mr. Addy has served as a director of the Company and of the Bank since 2006.

Johnny C. Allen, 60 has served as a director of the Company and of the Bank since 2002.  Mr. Allen served as the Horry County Treasurer from 1983 until his retirement in 2005.  He attended the University of South Carolina.  Mr. Allen presently serves as Vice Chairman of the Board of Directors of both the Company and the Bank.

D. Singleton Bailey, 56, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Mr. Bailey has been the President of Loris Drug Store, Inc., located in Loris, S.C. since 1988.  He received a B.A. degree in sociology from Wofford College in 1972.  Mr. Bailey now serves as the Secretary of the Board of Directors of the Company and the Bank.

Franklin C. Blanton, 62 has served as a director of the Company since its formation in 1999 and the Bank since 1987.  Mr. Blanton has been the President of Blanton Supplies, Inc. in Loris, S.C. since 1981 and of Blanton Supplies in Little River, Inc., in Little River, S.C. since 1985.  He presently serves as director of Loris Healthcare System, Inc. and the Coastal Carolina University Education Foundation.  Mr. Blanton is a past Chairman of the Horry County Board of Education and also a past President of the Independent Builders Supply, Inc.  He received his B.S. degree in Business Administration from Campbell University in 1968.

Clay D. Brittain, III, 52, has served as a director of the Company and of the Bank since 2002.  Mr. Brittain received his B.A. degree in Economics from Wofford College in 1977 and received his Juris Doctorate from the University of South Carolina Law School in 1980.  He is an attorney in the firm of Thompson & Henry, PA in Myrtle Beach, S.C.  Mr. Brittain presently serves as Chairman of the Board of Directors of both the Company and the Bank.

Rachel B. Broadhurst, 65, has been President of Century 21 Broadhurst & Associates, Inc. and of Barefoot Vacations, Inc. in Myrtle Beach, S.C., since 1974.  Ms. Broadhurst is a former member of the Myrtle Beach City Council and a former Chairperson of the Myrtle Beach Board of Adjustments and Planning and Zoning Board of Appeals.  She is a member of the Myrtle Beach Rotary Club and the Myrtle Beach Chamber of Commerce and has served on the Chamber’s Board of Directors.  Ms. Broadhurst is a past President of the Myrtle Beach Pilot Club and a past President of the Myrtle Beach Business and Professional Women’s Club.  She is a former member of the Horry County Cancer Society and served as President and Chairperson of the Board of Directors for this organization.  Ms. Broadhurst is also a former member of the Ocean View Memorial Foundation.  Ms. Broadhurst has served as a director of the Company and of the Bank since 2006.

      Glenn R. Bullard, 57, is the Executive Vice President of the Company and of the Bank.  He served as Vice President and Manager of our Little River office from February 1997 through December 1999.  Mr. Bullard received his B.S. degree in Business Administration from the University of South Carolina in 1977.  Mr. Bullard has served as an executive officer of the Company and of the Bank since 2000.

Russell R. Burgess, Jr., 64, has served as a director of the Company since its formation in 1999 and of the Bank since 1998.  Mr. Burgess has been the owner of Aladdin Realty Company in North Myrtle Beach, S.C. since 1980 and also the owner and broker-in-charge of Burgess Realty & Appraisal Service in North Myrtle Beach S.C. since 1990.  He is a former member of the North Myrtle Beach City Council.  He also serves on the Board of Directors of Beechwood Golf Club.  Mr. Burgess received a B.S. degree in Biology from Campbell University in 1966.

Larry G. Floyd, 66, has served as director of the Company and of the Bank since 2002.  He attended the University of South Carolina and the Ringling School of Art in Sarasota, Florida.  Mr. Floyd has been the President of Floyd’s Insulation, Inc. since 1975 and Cherry Grove Sales, Inc. in North Myrtle Beach, S.C. since 1988.

Tommie W. Grainger, 68 has served as a director of the Company since its formation in 1999 and of the Bank since 1998.  He graduated from the Forest Ranger School of the University of Florida in 1959 with an associated degree in Forestry.  Mr. Grainger has been the President of Coastal Timber Co., Inc. in Conway, S.C. since 1966.

Gwyn G. McCutchen, D.D.S., 62, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Dr. McCutchen received his B.S. degree in Biology in 1966 from Presbyterian College and his D. D. S. from the Medical College of Virginia Dentistry in 1970.  Dr. McCutchen has been a dentist in Loris, S.C. since 1970.

T. Freddie Moore, 66, has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Mr. Moore is retired from Gateway Drug Store, Inc., in Loris, S.C.  He received his B.S. degree in Pre-Medicine from The Citadel in 1963 and a B.S. degree in Pharmacy in 1966 from the Medical University of South Carolina.

Carroll D. Padgett, Jr., 59 has served as a director of the Company since its formation in 1999 and of the Bank since 1987.  Mr. Padgett has been a practicing attorney at Carroll D. Padgett, Jr., P.A. in Loris. Mr. Padgett received his B.S. degree in Political Science from the University of Georgia in 1969 and received his Juris Doctorate from the University of South Carolina Law School in 1972.

The following table shows the compensation we paid for the year ended December 31, 2006 to our chief executive officer and all other executive officers who earned over $100,000 for the year ended 2006 (collectively, the “named executive officers”).

Summary Compensation Table

						Non Equity
				Option		Incentive Plan		All Other
Names and Principal Position	Year	Salary	Bonus	Awards		Compensation		Compensation		Total

James R. Clarkson President and Chief Executive Officer of the Company and the Bank	2006	$201,159	$18,868	$29,458	(4)	$3,907	(1)	$18,569	(2)	$242,503

Glenn R. Bullard Executive Vice President of the Company and the Bank	2006	$142,500	$10,740	$14,729	(4)	$2,934	(1)	$10,196	(3)	$166,370

(1)          The Company established in 2004 a performance based incentive plan to potentially award all employees of the Bank.  The award is determined by a formula established during the first quarter of each year and is payable in cash, if certain performance criteria are met by the Bank.  All employees of the Bank are eligible to receive an award if the Bank achieves its goals under the program, and employees of each branch are eligible to earn an additional award if their branch achieves its goals as defined by the plan.  All support services, personnel, including executive officers, may earn the Bank-wide award plus the average of the branch awards.  In 2006 this award for executive officers equated to 2.1% of their respective base salaries for the year.

(2)          Includes premiums paid by the Bank for life insurance and disability insurance of $95.00, health/dental insurance premiums of $4,428.00, 401(k) contributions of $8,046.00, and includes director fees (earned but deferred) of $6,000.

(3)          Includes premiums paid by the Bank for life insurance and disability insurance of $68.00, health/dental insurance premiums of $4,428.00, and 401(k) contributions of $5,700.00.

(4)          See the discussion of assumptions used in the valuation of awards in Note 18, “Stock Compensation Plan” in the Company’s audited financial statements that are incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards
	Number of	Number of				Number of		Market Value of
	Securities Underlying	Securities Underlying				Shares or Units of		Shares or Units of Stock
	Unexercised Options	Unexercised Options		Option Exercise	Option Expiration	Stock That Have		That Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Not Vested		Vested ($)
James R. Clarkson	5,174	3,450	(1)	12.50	2/17/14	6,098	(3)	76,225	(4)
	2,724	4,088	(2)	17.00	2/17/15	4,678	(3)	79,526	(4)
Glenn R. Bullard	2,608	1,624	(1)	12.50	2/17/14	3,072	(3)	38,400	(4)
	1,514	2,272	(2)	17.00	2/17/15	2,598	(3)	44,166	(4)

(1)          One half of the number of unvested shares will vest on February 23, 2008 and one half will vest on February 23, 2009.

(2)          One third of the number of unvested shares will vest each year beginning February 17, 2008 and annually thereafter.

(3)        Restricted stock awards vest after the first three year period during the named executive officer’s employment when our return on average assets (ROAA) averages 1.15% over a period of three consecutive years.  In the event of a change of control, the named executive officer becomes fully vested with respect to all restricted stock held immediately prior to such change of control.

(4)          Estimated based on a per share price of $20.50, which was the average trading price of the Company’s stock in December of 2006 (adjusted for the two-for-one stock split) of which management is aware.  There is currently no established public trading market in our common stock, and trading and quotations of our common stock have been limited and sporadic.

Employment Agreements

Neither the Company nor the Bank has entered into any employment agreements with any of our officers or employees.

In February, 1997 the Bank established a Deferred Compensation Plan for its directors, which applies to Mr. Clarkson.  Under the terms of this plan, a director may choose to defer payment of all or a portion of his director and committee fees until the director’s termination of service from the Board of Directors.  Also the Bank has established a 401(k) retirement plan for all eligible full-time employees.  Under the terms of this plan the Bank will match contributions up to 4.0% of an eligible employee’s salary.

Director Compensation

During the year ended December 31, 2006, directors received fees of $500 per month, and outside directors received an additional $100 fee for each applicable committee meeting attended.  The Bank has established a Deferred Compensation Plan for its director to defer payment of all or a portion of his or her director and committee fees until the director’s termination of service from the Board of Directors.

The following table sets forth the fees paid to directors in 2006.

	Fees Earned or Paid in Cash	Total
Name	($)	($)
Michael S. Addy	6,400	6,400
Johnny C. Allen	10,450	10,450
D. Singleton Bailey	9,400	9,400
Franklin C. Blanton	10,800	10,800
Clay D. Brittain, III	10,400	10,400
Rachel B. Broadhurst	5,800	5,800
Russell R. Burgess, Jr.	9,900	9,900
William H. Caines	7,000	7,000
James R. Clarkson	6,000	6,000
J. Lavelle Coleman	8,000	8,000
Larry G. Floyd	9,000	9,000
Boyd R. Ford	7,400	7,400
Tommie W. Grainger	12,650	12,650
Randy B. Hardee	11,650	11,650
Gwyn G. McCutchen	9,600	9,600
T. Freddie Moore	7,000	7,000
Carroll D. Padgett	7,200	7,200

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

General

The following table shows how much common stock is owned by our directors and executive officers and by owners of more than 5% of the outstanding common stock, as of March 3, 2007.  The mailing address for each beneficial owner is care of HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569.  Unless otherwise indicated in footnotes, the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan program.

			Percentage of
	Number of	Right	Beneficial
Name	Shares Owned	To Acquire (1)	Ownership (2)

Michael S. Addy	4,770		*
Johnny C. Allen	3,458		*
D. Singleton Bailey	43,210		1.21%
Franklin C. Blanton	85,780		2.40%
Clay D. Brittain, III	5,336		*
Rachel B. Broadhurst	148		*
Glenn R. Bullard (3)	12,936	4,122	*
Russell R. Burgess, Jr.	5,538		*
William H. Caines	2,058		*
James R. Clarkson (4)	35,368	7,898	1.21%
J. Lavelle Coleman	17,170		*
Larry G. Floyd	10,658		*
Boyd R. Ford, Jr.	109,108		3.06%
Tommie W. Grainger	49,728		1.39%
Randy B. Hardee	26,234		*
Gwyn G. McCutchen, D.D.S.	31,072		*
T. Freddie Moore	17,826		*
Carroll D. Padgett, Jr.	29,408		*

Executive officers and directors as a group (18 persons)	489,806	12,020	14.05%

* Less than 1%

(1)          Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(2)          For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.  The calculations are based on 3,571,306 shares of common stock outstanding on March 3, 2007.

(3)          Mr. Bullard owns 5,670 shares of restricted stock for which he has voting power but no power of disposition.

(4)          Mr. Clarkson owns 10,776 shares of restricted stock for which he has voting power but no power of disposition.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Board of Directors of the Company held thirteen meetings and the Board of Directors of the Bank held twelve meetings.  All of the directors of the Company and of the Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they serve.

The Company has a formal policy of corporate governance principles which sets forth that directors are expected to attend the annual meeting of shareholders of HCSB Financial Corporation.  Sixteen of our directors attended the 2006 annual meeting of shareholders.

Our Board of Directors has implemented a process for shareholders of the company to send communications to the Board.  Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the secretary of the company, at HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569.  The secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Independence

Our board of directors has determined that Michael Addy, Johnny Allen, D. Singleton Bailey, Franklin Blanton, Clay Brittain, III, Rachel Broadhurst, Russell Burgess, Jr., William Caines, J. Lavelle Coleman, Larry Floyd, Boyd Ford, Jr., Tommie Grainger, Randy Hardee, Gwyn McCutchen, T. Freddie Moore and Carroll Padgett, Jr. are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that we selected in order to determine whether its directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-B.

Audit Committee

The Board of Directors of the Company has appointed an Audit Committee.  The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory agencies and the Bank’s internal auditor and determining that all audits and examinations required by law are performed.  The Committee reports its finding to the Board of Directors.  The Audit Committee also recommends to the Board of Directors the appointment of the independent accounting firm.  During 2006, the Audit Committee met three times.  The members of the Audit Committee in 2006 were Randy B. Hardee, Michael S. Addy, William H. Caines, J. Lavelle Coleman, Boyd R. Ford, Jr. and T. Freddie Moore.  Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ National Market.  The Board of Directors has adopted an Audit Committee charter, which was attached to our proxy statement for the 2005 annual shareholders meeting.

None of the current members of the Audit Committee nor any other member of our Board qualifies as an “Audit Committee Financial Expert” as defined under the rules of the Securities and Exchange Commission.  As a relatively small public company, it is difficult to identify potential qualified candidates that are willing to serve on our Board and otherwise meet our requirements for service.  At present we do not know if or when we will appoint a new Board member who qualifies as an Audit Committee Financial Expert.

Although none of the members of our Audit Committee qualify as “financial experts” as defined in the SEC rules, each of our Audit Committee members has made valuable contributions to the Company and its shareholders as members of the Audit Committee.  The Board has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed under such acts.

The Audit Committee has reviewed and discussed with management the audited financial statements.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The Audit Committee has received from the independent auditors the written disclosures and the letters required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit committees”) and has discussed with the independent auditor’s independence from the Company and its management.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audit financial statements be included in the Company’s Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

The report of the Audit Committee is included herein at the direction of its members, Randy B. Hardee, Michael S. Addy, William H. Caines, J. Lavelle Coleman, Boyd R. Ford, Jr. and T. Freddiee Moore.

Compensation Committee

The Board of Directors has appointed a Compensation Committee.  This committee evaluates the performance of our chief executive officer and determines his compensation, including grants, awards, and bonuses under incentive compensation plans.  Our chief executive officer is responsible for determining the compensation of our other executive officers and the management group.  The Compensation Committee administrates the Company’s stock option plans and makes recommendations to the Board of Directors as to incentive compensation plans and equity-based plans, including awards and grants with each plans.  In addition, the Compensation Committee is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company.

The Board of Directors has adopted a Compensation Committee charter, which is attached as Exhibit A to this proxy statement.

      The members of the Compensation Committee in 2006 were Michael S. Addy, Johnny C. Allen, Russell R. Burgess, Jr., Tommie W. Grainger, Gwyn G. McCutchen, D.D.S., and Carroll D. Padgett, Jr.  Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ National Market.  During 2006, the Compensation Committee met five times.  Our Board of Directors has adopted a Compensation Committee Charter.

Nominating Committee

On January 26, 2005, the Board of Directors appointed a Nominating Committee and adopted a Nominating Corporate Governance Charter.  The Nominating Committee has a charter, which was attached to our proxy statement for the 2005 annual shareholders meeting.  The Nominating Committee’s primary purposes are to (1) identify, screen, recruit and nominate director candidates to the Board; (2) develop, recommend and oversee corporate governance policies of the Company; and (3) establish and administer processes to evaluate the effectiveness of the Board, committees and management.  The Nominating Committee currently consists of Franklin C. Blanton, Clay D. Brittain, III, Russell R. Burgess, Jr., Larry G. Floyd and Tommie W. Grainger.  Each of these members is considered independent, as contemplated in the listing standards of the NASD and The NASDAQ National Market.  The Nominating Committee met two times in 2006.

Our Nominating Committee will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws.  Shareholders must deliver nominations in writing to the secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders.  Each notice must set forth:  (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to a vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangement or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Security and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors.  Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should also have broad experience at the policy-making level in business, government, education, technology, or public interest.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interest of our shareholders.

Our Nominating Committee uses a variety of methods for identifying and evaluating nominees for director.  They regularly assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director.  Candidates may come to their attention through current members of the Board, shareholders, or other persons.  These candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year.  The Committee considers properly submitted shareholder recommendations for candidates.  In evaluating such recommendations, the Committee uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.  The Company does not pay a third party to assist in identifying and evaluating candidates for the Board of Directors.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and our principal accounting officer and controllers.  A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at HCSB Financial Corporation, P.O. Box 218, Loris, South Carolina, 29569.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

The Company and the Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates.  It is the Company’s policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the Bank.  Loans to individual directors and officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

INDEPENDENT AUDITOR

We have selected the firm of Elliott Davis, LLC to serve as our independent auditors for the year ending December 31, 2007.  We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2006 and 2005:

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005
Audit Fees	$52,725	$51,405
Audit-Related Fees	—	11,410
Tax Fees	38,550	3,725
All Other Fees	450	600
Total	$91,725	$67,140

Audit Fees.           This category includes the aggregate fees billed for each of the last two fiscal years for professional services rendered by Elliott Davis, LLC for the audit of our annual financial statements and for reviews of the condensed financial statements included in our quarterly reports on Form 10-QSB.

Audit-Related Fees.         This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2006 and 2005.  These services principally included limited consultation in assisting with the planning and documentation requirements of the Sarbanes-Oxley Act.

Tax Fees.        This category includes the aggregate fees billed for tax services rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2006 and 2005.  These services include preparation of state and federal tax returns for the Company and its subsidiary.  Tax fees for 2006 include $34,000 related to a cost segregation study.

All Other Fees.           This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Elliott Davis, LLC during the fiscal years ended December 31, 2006 and 2005.  These other services consisted primarily of the preparation of the Form 5500.

Oversight of Accountants; Approval of Accountant Fees.      Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors.  The charter provides that the audit committee must pre-approve the fees paid for the audit.  The audit committee has delegated approval of non-audit services and fees to the chairman of the audit committee for presentation to the full audit committee at the next scheduled meeting.  The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor.  All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

As required by Section 16(a) of the Securities Exchange Act of 1934, the company’s directors, its executive officers, and certain individuals are required to report periodically their ownership of the company’s common stock and any changes in ownership to the SEC.  Based on review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 2006.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2008 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than November 24, 2007.  To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with the Company’s bylaws relating to shareholder proposals in order to be included in the Company’s proxy materials.  A copy of our bylaws is available upon written request.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the Company’s proxy materials, must comply with the Company’s bylaws.  Proposals must be delivered between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

March 26, 2007

Exhibit A:  Compensation Committee Charter

HCSB Financial Corporation
Charter of the Compensation Committee of the Board of Directors

Compensation Committee Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of HCSB Financial Corporation — (the “Company”), to assist the Board in fulfilling its oversight responsibilities.  The Committee also functions as the Compensation Committee of the Board of Directors of the Company’s subsidiary, Horry County State Bank, (the “Bank”).  References to the Company in this Charter also include the Bank and all other direct and indirect subsidiaries of the Company.  The Committee’s primary duties and responsibilities are to (1) discharge the Board’s responsibilities relating to the compensation of the Company’s executives and (2) oversee the Company’s compensation and personnel policies, benefit programs, and plans, including management development and succession plans, and approve management and employee compensation and benefit programs.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it had direct access to all persons in the organization and to such books and records as it deems necessary.  The Compensation Committee has the ability to retain, at the Company’s expense, such special consultants and experts as it deems necessary to execute its duties.

Committee Composition and Meetings

The Committee shall be composed of three or more directors as determined by the Board, none of whom shall be executive officers or employees of the Company, and all of whom shall satisfy the independence requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and of any NASDAQ listing standards pertaining to corporate governance.  It is intended that the members of the Committee shall meet the requirements of independence and disinterestedness specified in Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code and the related Treasury Regulations.  The Board shall appoint the members of the Committee annually, considering the recommendation of the Governance and Nominating Committee.

The Chairman of the Committee shall be appointed by the Board.  If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.  The Committee shall meet at least three times annually, or more frequently as circumstances dictate.  The Committee Chair, with the assistance of the Company’s Personnel Officer, shall prepare and/or approve an agenda in advance of each meeting.  The members shall serve until their resignation, retirement, or removal by the Board.  No member of the Committee shall be removed except by majority vote of the independent directors of the Board, after considering the recommendation of the Governance and Nominating Committee.

Committee Responsibilities and Duties

Review Procedures

1.  In conjunction with the Chief Executive Officer, review the Chief Executive Officer’s mission and objectives and consider succession for the Chief Executive Officer and other senior executives, officers, and business unit managers.

2.  Conduct an annual evaluation of the performance of the Chief Executive Officer and other senior executives.

3.  Review and approve compensation, including grants, awards, and bonuses under incentive compensation plans, and employee benefit plans and changes thereto, including, as appropriate:

•                  Compensation levels of the Chief Executive Officer, other executive officers and the management group, for all of which the approval of the Committee shall be required.

•                  Contracts of employment or related contracts with directors who are executive officers.

•                  Restricted stock plan awards

•                  Grants of stock options

•                  Management bonuses

•                  Key employee compensation awards

•                  Employee bonuses

•                  Changes in benefit plans

•                  Terms of any compensation package in the event of early termination of the contract of any director who is an executive officer.

•                  Severance programs

4.  Review and make recommendations to the Board with respect to incentive - compensation plans and equity-based plans.

5.  Review with management the Company’s compensation — and benefits — related SEC reporting prior to filing or distribution.  The Chair of the Committee may represent the entire Committee for purposes of this review.

Other Committee Responsibilities

6.  Review and reassess the adequacy of this Charter, at least annually and submit this Charter to the Board for approval.

7.      Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

8.  Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

9.  Review and evaluate the performance of the Committee and the independence of its members at least annually.

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF
HCSB FINANCIAL CORPORATION

To be held on April 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Franklin C. Blanton and Russell R. Burgess, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of HCSB Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, at 7:00 p.m. local time, and at any adjournments or postponements, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement as follows (and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof):

1.	PROPOSAL to elect four identified Class II directors to serve for three year terms.

James R. Clarkson, J. Lavelle Coleman, Boyd R. Ford, Jr. and Randy B. Hardee

☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted: “FOR” the proposal to elect the four identified Class II directors to serve on the Board of Directors each for three-year terms.

Dated	, 2007

(Signature of Shareholder(s)

Print name clearly

(Signature of Shareholder(s)

Print name clearly

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.